FIFTH AMENDMENT TO CREDIT AGREEMENT


      THIS FIFTH AMENDMENT TO CREDIT AGREEMENT entered into as of August 5, 1999 by and among AJAY SPORTS, INC., a Delaware corporation, LEISURE LIFE, INC., a Tennessee corporation, PALM SPRINGS GOLF, INC., a Colorado corporation, AJAY LEISURE PRODUCTS, INC., a Delaware corporation, and PRESTIGE GOLF CORP., a Delaware corporation, (each individually referred to as "Borrower" and all collectively referred to as "Borrowers"), and WELLS FARGO CREDIT, INC., successor in interest to Wells Fargo Bank, National Association ("Bank").

                                    RECITALS

      Borrowers and Bank are parties to that certain Credit Agreement dated as of June 30, 1998, as amended by four prior amendments ("Agreement"). Borrowers and Bank desire to revise the Agreement in the manner set forth herein.

      All capitalized terms used herein and not otherwise defined herein shall have the meaning attributed to them in the Agreement.

      NOW, THEREFORE, in consideration of the mutual covenants and promises of the parties contained herein, Borrowers and Bank agree as follows:

     1. Revised Definition. The definition of "Additional Amount" is hereby amended in its entirety to read as follows:

      "Additional Amount" means (i) during the months of February through August, 1999, the least of (A) $750,000, (B) 15% of the Borrowing Base or (C) 200% of the market value (as determined by Bank) of the stock of Williams Control, Inc. which is the subject of a first, perfected Lien in favor of Bank ("Williams Stock"), and (ii) during September, 1999, the market value of the Williams Stock as determined by Bank on each Wednesday (beginning September 1) based on the market value of the Williams Stock at the close of the preceding Business Day.

     3. Accommodation Fee. As consideration for Bank entering into this Fifth Amendment to Credit Agreement, Borrowers hereby agree to pay Bank an accommodation fee of $2,500 on September 1, 1999.

     4. Effective Date. This Fifth Amendment shall be effective as of August 5, 1999 upon the execution of this Fifth Amendment by Borrowers and Bank.
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     5.   Ratification.  Except as otherwise  provided in this Fifth  Amendment, all of the provisions of the Agreement are hereby ratified and confirmed and shall remain in full force and effect.

     6. One Agreement. The Agreement, as modified by the provisions of this Fifth Amendment, shall be construed as one agreement.

     7. Counterparts. This Fifth Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same agreement.

     8.   Oregon Statutory Notice.

      UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY BANK AFTER OCTOBER 3, 1989 CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY BANK TO BE ENFORCEABLE.

      IN WITNESS WHEREOF, the parties have executed this Fifth Amendment to Credit Agreement as of the date first above written.

AJAY SPORTS, INC.                       LEISURE LIFE, INC.

By:______________________________       By:_________________________________
Title:___________________________       Title:______________________________

PALM SPRINGS GOLF, INC.                 AJAY LEISURE PRODUCTS, INC.

By:______________________________       By:_________________________________
Title:___________________________       Title:______________________________


PRESTIGE GOLF CORP.                     WELLS FARGO CREDIT, INC.

By:______________________________       By:__________________________________
Title:___________________________       Title:_______________________________